Exhibit 10.2

MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the “Make Good Agreement”), dated effective as of November 5, 2010, is entered into by and among China SHESAYS Medical Cosmetology Inc., a Nevada corporation (the “Company”), Chief Securities Ltd., as agent (“Agent”), Techno Meg Limited, a British Virgin Islands company (the “Make Good Pledgor”), and Corporate Stock Transfer, Inc., as escrow agent (“Escrow Agent”).

WHEREAS, each of the investors in the private offering of securities of the Company (the “Investors”) has entered into a Securities Purchase Agreement, dated November 5, 2010 (the “Purchase Agreement”), evidencing their participation in the Company’s private offering (the “Offering”) of securities. As an inducement to the Investors to participate in the Offering and as set forth in the Purchase Agreement, the Make Good Pledgor agreed to place the Escrow Shares (as defined in Section 2 hereto) into escrow for the benefit of the Investors in the event the Company failed to satisfy certain After-Tax Net Income threshold.

WHEREAS, pursuant to the requirements of the Purchase Agreement, the Company and Make Good Pledgor have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

WHEREAS, Agent has agreed to act as agent for the Investors in connection with this Make Good Agreement;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1.

Appointment of Escrow Agent. The Make Good Pledgor and the Company hereby appoint Escrow Agent to act in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2.

Establishment of Escrow. Within five Business Days following the closing of the Offering, the Make Good Pledgor shall deliver, or cause to be delivered, to the Escrow Agent its certificate evidencing 600,000 shares of the Company’s common stock, par value $0.001 per share (the “Escrow Shares”). The Escrow Shares shall be pledged to secure the Company’s commitment to achieve the 2011 Guaranteed ATNI (as defined below).

3.	Representations of Make Good Pledgor. The Make Good Pledgor hereby represents and warrants to Agent as follows:

(i) Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of Common Stock of the Company.

(ii) Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Make Good Pledgor pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Make Good Pledgor, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

4.	Disbursement of Escrow Shares.

(a) The Make Good Pledgor agrees that if the After-Tax Net Income for the fiscal year ended December 31, 2011 reported in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011, as filed with the Commission (the “2011 Annual Report”) is less than $6,400,000 (the “2011 Guaranteed ATNI”), the Company shall provide written instruction (with a copy to Agent) and direct the Escrow Agent to instruct the transfer agent of the Company to transfer to each Investor (in such Investor’s name), on a pro rata basis, for no additional consideration, the Escrow Shares.

The Escrow Agent shall be entitled to rely on the calculations provided by the Company in releasing the Escrow Shares for disbursement, with no further responsibility to calculate or confirm amounts. If the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 specify that the 2011 Guaranteed ATNI shall have been achieved, no transfer of the Escrow Shares shall be required by this Section 4(a) and the Escrow Agent shall return all Escrow Shares deposited with the Escrow Agent to the Make Good Pledgor within 7 Business Days after the date on which the 2011 Annual Report is filed with the Commission; provided that Escrow Agent is given notice of the 2011 Annual Report’s filing and results. If the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 specify that the 2011 Guaranteed ATNI has not been achieved, subject to the timing of the transfer agent, transfers of Escrow Shares required under this Section 4(a) shall be made to Investors within 7 Business Days after the date on which the 2011 Annual Report is filed with the Commission; provided that Escrow Agent is given notice of the 2011 Annual Report’s filing and results

(b) Notwithstanding anything to the contrary contained herein, in the event that the release of any of the Escrow Shares to the Investors or the Make Good Pledgor or any other party is deemed to be an expense or deduction from revenues/income of the Company for the applicable year, as required under GAAP, then such expense or deduction and any expense, charge or deduction relating thereto, shall be excluded for purposes of determining whether or not the 2011 Guaranteed ATNI has been achieved by the Company.

(c) The Make Good Pledgor’s obligation to transfer shares of Common Stock to Investors shall run only to the benefit of the Investors who hold Shares when the 2011 Guaranteed ATNI is calculated, and any release of the Escrow Shares to the Investors shall be distributed on a pro rata basis, based on the number of Shares then held by each such Investor, for no additional consideration.

(d) The Company and Make Good Pledgor covenant and agree to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request, including appropriate W-9 or W-8 forms for each Investor. The Company and Make Good Pledgor understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Shares.

5.

Duration. This Make Good Agreement shall terminate upon the distribution of all the Escrow Shares. The Company agrees to promptly provide the Escrow Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6.

Escrow Shares. If any Escrow Shares are deliverable to the Investors pursuant to the Stock Purchase Agreement and in accordance with this Make Good Agreement, (i) the Make Good Pledgor covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from the Make Good Pledgor to the Investors, to the extent not done so in accordance with Section 2, and (ii) following its receipt of the documents referenced in Section 6(i), the Company and Escrow Agent covenant and agree to cooperate with the transfer agent so that the transfer agent promptly reissues such Escrow Shares in the applicable Investor’s name and delivers the same as directed by such Investor. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the Stock Purchase Agreement and in accordance with this Make Good Agreement, any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by the Make Good Pledgor. Should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to the Make Good Pledgor and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgor. In the event that the Escrow Agent receives a communication requiring the conversion of the Escrow Shares to cash or the exchange of the Escrow Shares for that of an acquiring company, the Escrow Agent shall solicit and follow the written instructions of the Make Good Pledgor; provided that the cash or exchanged shares are instructed to be redeposited into the Escrow Account. The Make Good Pledgor shall be responsible for all taxes resulting from any such conversion or exchange.

7.	Exculpation and Indemnification of Escrow Agent.

a. Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

b. Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

8.

Compensation of Escrow Agent. The Company will pay Escrow Agent $1,000 for all services rendered by Escrow Agent hereunder. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent’s services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

9.

Resignation of Escrow Agent. At any time, upon ten (10) days’ written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

10.

Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

11.

Notice. All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

12.	Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.	Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Make Good Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Make Good Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement. This Make Good Agreement may be amended or modified only in writing signed by all of the parties hereto.

14.	Applicable Law. This Make Good Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

15.	Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

16.

Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

17.

Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Make Good Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY:
China SHESAYS Medical Cosmetology Inc.

By: /s/ Yixiang Zhang
Name: Yixiang Zhang
Title: Chief Executive Officer

Address:

Sichuan SHESAYS Cosmetology Hospital Co., Ltd.
New No. 83, Xinnan Road, Wuhou District
Chengdu City, Sichuan Province,
P.R. China 610041

MAKE GOOD PLEDGOR:
Techno Meg Limited

By: /s/ Wang Pan
Name: Wang Pan
Number of Shares: 600,000

Address:

P.O. Box 957, Offshore Incorporations Centre
Road Town, Tortola, British Virgin Islands

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 FOR OTHER PARTIES FOLLOWS]

ESCROW AGENT:
Corporate Stock Transfer, Inc.

By: /s/ Carylyn Bell
Name: Carylyn Bell
Title: President

Address:

3200 Cherry Creek South Drive, Suite 430
Denver, Colorado 80209

AGENT:
Chief Securities, Ltd.

By: /s/ Chau Chung Kai
Name: Chau Chung Kai
Title: Managing Director

Address:

14/F Man Yee Building
68 Des Voeux Road Central
Hong Kong